As filed with the Securities and Exchange Commission on April 28, 2023.

File Nos. 333-251459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to

Registration Statement on Form S-3 (Registration No. 333-251459)

UNDER

THE SECURITIES ACT OF 1933

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-1933597
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

276 Fifth Avenue, Suite 505, New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

Michael Mathews Chief Executive Officer 276 Fifth Avenue, Suite 505 New York, New York, 10001
(Name and address of agent for service)

(646) 448-5144
(Telephone number, including area code, of agent for service)

Copy to:

Michael Harris, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Aspen Group, Inc. (the “Registrant”) is filing this post-effective amendment (this “Post-Effective Amendment”) to amend the registration statement on Form S-3 (File No. 333-251459) filed on December 18, 2020, as amended on March 3, 2021 (the “Registration Statement”), registering the offer and sale of up to $125,000,000 of the Registration’s securities. The Registrant is no longer offering the Registrant’s securities covered by the Registration Statement, and such offering are therefore terminated.

This Post-Effective Amendment is being filed in order to deregister any securities registered that remain unsold or otherwise unissued that were registered on the Registration Statement, and to terminate the Registration Statement as to such securities. In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration all of the securities registered under the Registration Statement which remain unsold or otherwise unissued under the Registration Statement as of the date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 28th day of April, 2023.

ASPEN GROUP, INC.

By:	/s/ Michael Mathews

Michael Mathews
Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, the undersigned has been conferred the power to sign this Post-Effective Amendment by and on behalf of the Registrant and to take the actions contemplated thereby.